Exhibit 99.1

FOR IMMEDIATE RELEASE

Redwood Trust, Inc.

Thursday, May 16, 2019

REDWOOD TRUST DECLARES $0.30 PER SHARE DIVIDEND

FOR THE SECOND QUARTER OF 2019

MILL VALLEY, CA – Thursday, May 16, 2019 – Redwood Trust, Inc. (NYSE: RWT), a leading innovator in housing credit investing, today announced that its Board of Directors authorized the declaration of a second quarter regular dividend of $0.30 per share. The second quarter 2019 dividend is payable on June 28, 2019 to stockholders of record on June 14, 2019.

"The payment of regular dividends is an important element of Redwood’s commitment to delivering value to our shareholders.  Our second quarter 2019 dividend will mark our 80th consecutive quarterly distribution," said Christopher J. Abate, Redwood's Chief Executive Officer.

About Redwood Trust

Redwood Trust, Inc. (NYSE: RWT) is a specialty finance company focused on making credit-sensitive investments in residential mortgages and related assets and engaging in mortgage banking activities. Our goal is to provide attractive returns to shareholders through a stable and growing stream of earnings and dividends, as well as through capital appreciation. Redwood Trust was established in 1994, is internally managed, and structured as a real estate investment trust ("REIT") for tax purposes. For more information about Redwood, please visit our website at www.redwoodtrust.com.

CONTACT

Lisa Hartman – SVP, Head of Investor Relations

Phone: 866-269-4976

Email: investorrelations@redwoodtrust.com